UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2009

TECHNOLOGY PUBLISHING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-153868

(Commission File Number)

Not Applicable

(IRS Employer Identification No.)

10 Van Stassen Blvd., Toronto, Ontario, Canada M6S 2N3

(Address of principal executive offices and Zip Code)

(416) 767-2495

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 24, 2009, we effected an eight (8) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 600,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 10,205,000 shares of common stock to 81,640,000 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The forward stock split became effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading on September 24, 2009 under the new stock symbol “TEGZ”. Our new CUSIP number is 87873D201.

Item 9.01.	Financial Statements and Exhibits.

3.1          Certificate of Change filed with the Secretary of State of Nevada on September 9, 2009 and which is effective September 28, 2009.

3.2	Certificate of Correction filed with the Secretary of State of Nevada on September 23, 2009.
99.1	News Release dated September 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY PUBLISHING, INC.

By:	/s/ Slawek Kajko
Name:	Slawek Kajko
Title:	President, Secretary, Treasurer and Director
Dated:	September 24, 2009

CW2895222.1